Exhibit 99.15


    (Text of graph posted to Ashland Inc.'s website concerning U.S. Gulf
                        Coast Asphalt Barge Prices)

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    ARGUS ASPHALT REPORT ((C), 2005 ARGUS MEDIA) U.S. GULF COAST ASPHALT
                               BARGE PRICES*

SOURCE: Argus Media

     Information concerning Argus may be accessed at www.argusonline.com. Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.


     Argus Asphalt Report U.S. Gulf Coast Asphalt Barge Prices ($, per Ton)


                      2001          2002         2003           2004            2005      2006      '01-'05 Avg by Month
Jan                  71.69         73.31       144.31         113.69           106.55    161.00          101.91
Feb                  64.25         91.69       167.00         111.65           110.13                    108.94
March                68.50        102.50       156.25         116.06           115.75                    111.81
April                72.13        120.75       138.75         125.69           134.88                    118.44
May                  78.88        139.75       120.20         142.35           149.80                    126.20
June                 87.44        145.75       121.38         155.25           155.75                    133.11
July                 94.75        131.63       121.50         156.88           166.25                    134.20
August              102.35        122.56       126.75         154.40           172.65                    135.74
Sept                106.42        117.63       128.81         153.50           177.94                    136.86
Oct                 100.44        114.44       127.19         145.44           181.20                    133.74
Nov                  86.25         98.75       118.50         126.60           160.88                    118.20
Dec                  69.00         94.58       115.00         110.69           153.00                    108.45
Annual Avg.          83.51        112.78       132.14         134.35           148.73    161.00          122.30

*Argus Asphalt Report monthly liquid asphalt barge price averages for East and West Gulf Coast f.o.b.
refinery sources.  Prices represent non-polymerized AC-20 or PG 64-22 grade asphalt.

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